AMERICAN BEACON FRONTIER MARKETS INCOME FUND
A Series of American Beacon Funds

220 East Las Colinas Boulevard, Suite 1200
Irving, Texas 75039

INFORMATION STATEMENT

This document is an Information Statement for the shareholders of the American Beacon Frontier Markets Income Fund, formerly known as the American Beacon Global Evolution Frontier Markets Income Fund (“Fund”).  On June 6, 2018, the Board of Trustees (“Trustees” or “Board”) of the American Beacon Funds (“Trust”) approved the Fund’s name change and the appointment of Aberdeen Asset Managers Limited (“Aberdeen”) as an additional sub-advisor to the Fund.  Aberdeen is expected to begin managing a portion of the Fund’s assets on or about September 30, 2018.  The Fund’s remaining assets are managed by Global Evolution USA, LLC (“Global Evolution” and together with Aberdeen, the “Sub-Advisors”).  The appointment of Aberdeen has not resulted in any changes to the Fund’s investment objective or management fee rate paid by the Fund to American Beacon Advisors, Inc. (“Manager”), nor has the appointment of Aberdeen resulted in any material changes to the Fund’s principal investment strategies.  The aggregate management and investment advisory fee rate paid by the Fund to the Manager and the Sub-Advisors is the same as the aggregate management and investment advisory fee rate paid by the Fund prior to the appointment of Aberdeen and, therefore, has not increased.

The Information Statement is being furnished by the Board of the Trust in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Trust has received from the Securities and Exchange Commission (“SEC Order”).  Pursuant to the SEC Order, the Manager and the Trust, on behalf of the Fund, are permitted to enter into new or modified advisory agreements with existing or new unaffiliated sub-advisors with the approval of the Board, but without approval of Fund shareholders.

The purpose of this Information Statement is to provide you with information about Aberdeen.  This information statement also discusses the terms of the investment advisory agreement among Aberdeen, the Manager and the Trust, on behalf of the Fund, dated June 14, 2018 (“Agreement”).  No action is required of you.  We Are Not Asking You For a Proxy and You Are Requested Not To Send Us a Proxy.

INTRODUCTION

The Manager is located at 220 East Las Colinas Boulevard, Suite 1200, Irving, Texas 75039.  The Manager serves as the Fund’s investment manager and administrator.  In this capacity, the Manager, among other things, develops the Fund’s overall investment strategies, allocates assets among the Sub-Advisors and oversees the Sub-Advisors, including Aberdeen.

The issued and outstanding shares of the Fund as of the Record Date are set forth in Appendix A.  Please see Appendix B for a listing of shareholders deemed to own beneficially more than 5% of any class of shares of the Fund as of the Record Date.  As of the Record Date, the Trustees and officers of the Fund, as a group, owned less than 1% of the outstanding shares of beneficial interest of the Fund.

You may obtain a copy of the Fund’s most recent Annual Report and Semi-Annual Report to Shareholders, free of charge, by writing to American Beacon Funds at P.O. Box 219643, Kansas City, MO 64121, by calling 1-800-658-5811 or by visiting www.americanbeaconfunds.com.

APPOINTMENT OF ABERDEEN ASSET MANAGERS LIMITED

At its June 5-6, 2018 meetings, the Board considered the approval of a new investment advisory agreement (“Agreement”) among the Manager, Aberdeen, and the Trust, on behalf of the Fund, pursuant to which Aberdeen would manage a portion of the Fund’s assets.  Prior to the meetings, information was provided to the Board by Aberdeen in response to requests from the Board and/or the Manager in connection with the Board’s consideration of the Agreement.  The Investment Committee of the Board also met with representatives of Aberdeen.

Provided below is an overview of the primary factors the Board considered at its June 5-6, 2018 meetings at which the Board considered the approval of the Agreement.  In determining whether to approve the Agreement, the Board considered, among other things, the following factors: (1) the nature and quality of the services to be provided; (2) the investment performance of an account managed by Aberdeen (the “Comparable Account”); (3) the extent to which economies of scale, if any, have been taken into account in setting the fee schedule; (4) whether fee levels reflect these economies of scale, if any, for the benefit of investors; (5) comparisons of services and fees with contracts entered into by Aberdeen with other clients; and (6) any other benefits anticipated to be derived by Aberdeen from its relationship with the Fund.

The Board did not identify any particular information that was most relevant to its consideration of the Agreement, and each Trustee may have afforded different weight to the various factors.  Legal counsel to the independent Trustees provided the Board with a memorandum regarding its responsibilities pertaining to the approval of investment advisory contracts, such as the Agreement.  The memorandum explained the regulatory requirements surrounding the Trustees’ process for evaluating investment advisors and the terms of investment advisory contracts.  Based on its evaluation, the Board unanimously concluded that the terms of the Agreement were reasonable and fair and that the approval of the Agreement was in the best interests of the Fund.

Nature, extent and quality of the services to be provided by Aberdeen.  The Board considered information regarding Aberdeen’s principal business activities, its reputation, financial condition and overall capabilities to perform the services under the Agreement.  In addition, the Board considered the background and experience of the personnel who will be assigned responsibility for managing Aberdeen’s allocation of the Fund.  The Board also considered Aberdeen’s investment resources, infrastructure and the adequacy of its compliance program.  The Board also took into consideration the Manager’s recommendation of Aberdeen.    The Board considered Aberdeen’s representation regarding the strength of its financial condition and that its current staffing levels were adequate to service the Fund.  Based on this information, the Board concluded that the nature, extent and quality of the advisory services to be provided by Aberdeen were appropriate for the Fund in light of its investment objective, and, thus, supported a decision to approve the Agreement.

Performance of Portfolio Management Team.  The Board evaluated the information provided by Aberdeen regarding the performance of the Comparable Account relative to the performance of an appropriate benchmark index (the “Index”).  The Board considered representations made by Aberdeen that, for various periods ended March 31, 2018, the performance of the Comparable Account was favorable.  Based on the foregoing information, the Board concluded that the historical investment performance record of Aberdeen supported approval of the Agreement.

Comparisons of the amounts to be paid under the Agreement with those under contracts between Aberdeen and its other clients.  In evaluating the Agreement, the Board reviewed the proposed advisory fee rate for services to be performed by Aberdeen on behalf of the Fund.  The Board considered that Aberdeen’s investment advisory fee rate under the Agreement would be paid to Aberdeen by the Fund.  The Board also considered Aberdeen’s representation that the advisory fee rate is equal to or lower than the advisory fee rates that Aberdeen currently charges to other clients with similar mandates.  In addition, the Board considered that Aberdeen’s investment advisory fee rate under the Agreement would be the same as the investment advisory fee paid by the Fund to Global Evolution.  After evaluating this information, the Board concluded that the advisory fee rate under the Agreement was reasonable in light of the services to be provided to the Fund.

Costs of the services to be provided and profits to be realized by Aberdeen and its affiliates from its relationship with the Fund.  The Board did not consider the costs of the services to be provided and profits to be realized by Aberdeen from its relationship with the Fund, noting instead the arm’s-length nature of the relationship between the Manager and Aberdeen with respect to the negotiation of the advisory fee rate on behalf of the Fund.

Economies of Scale.  The Board considered Aberdeen’s representation that it believes that the proposed investment advisory fee rate to be paid by the Fund under the Agreement is appropriate in light of any economies of scale that Aberdeen may realize in connection with the services that it proposes to provide to the Fund.

Benefits to be derived by Aberdeen from the relationship with the Fund.  The Board considered Aberdeen’s representation that it does not anticipate any material “fall-out” or ancillary benefits that may accrue to Aberdeen or its affiliates as a result of its relationship with the Fund.  Based on the foregoing information, the Board concluded that the potential benefits accruing to Aberdeen by virtue of its relationship with the Fund appear to be fair and reasonable.

Board’s Conclusion.  Based on the various considerations described above, the Board, including a majority of Trustees who are not “interested persons” of the Fund, the Manager or Aberdeen, as that term is defined in the Investment Company Act of 1940, as amended (“1940 Act”), concluded that the proposed investment advisory fee rate is fair and reasonable and that the approval of the Agreement is in the best interests of the Fund and approved the Agreement.
DESCRIPTION OF THE INVESTMENT ADVISORY AGREEMENT
The Agreement among Aberdeen, the Trust, on behalf of the Fund, and the Manager, which is dated June 14, 2018, will continue in effect for an initial term of two years.  After the initial two-year term, the Agreement will continue in effect only if it is approved annually by the Board or by the vote of the shareholders of a majority of the outstanding shares of the Fund, and also, in either event, by a majority of the independent Trustees.

Under the Agreement, Aberdeen manages a portion of the Fund’s assets allocated to it by the Manager.  The Manager may change the amount of assets allocated to Aberdeen at any time.  Aberdeen has discretion pursuant to the Agreement to purchase and sell securities for its allocated segment of Fund assets in accordance with the Fund’s objectives, policies and restrictions, and the more specific guidelines provided by the Manager.  In addition, Aberdeen may request that the Manager make investment decisions with respect to the portion of the allocated assets that Aberdeen determines should be invested in short-term investments.  Aberdeen is subject to general supervision by the Board and officers of the Fund and the Manager.  With the appointment of Aberdeen, the aggregate management fee rate and investment advisory fee rate of 0.87% of the Fund’s average daily net assets for the fiscal year ended January 31, 2018 would have remained the same.

The Agreement does not protect Aberdeen against any liability to the Fund or its shareholders to which Aberdeen might be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties or the reckless disregard of its obligations under the Agreement.  The Agreement will automatically and immediately terminate upon its assignment and may be terminated without penalty at any time by the Manager, by vote of a majority of the Board or by vote of a majority of the outstanding voting securities of the Fund on not less than thirty days’ nor more than sixty days’ written notice.  Aberdeen may also terminate the Agreement without penalty upon sixty days’ written notice to the Manager.

INFORMATION ABOUT ABERDEEN ASSET MANAGERS LIMITED
Aberdeen, located at Bow Bells House, 1 Bread Street, London, England, EC4M9HH, is a U.S. registered investment adviser.  Aberdeen is a direct wholly-owned subsidiary of Aberdeen Asset Management PLC (“Aberdeen PLC”), which has its registered offices at 10 Queen's Terrace, Aberdeen, Scotland AB10 1YG. Aberdeen PLC is a direct wholly-owned subsidiary of Standard Life Aberdeen plc, a London stock exchange listed company.  Standard Life Aberdeen plc and its affiliates manage or administer approximately $885.92 billion in assets as of December 31, 2017.  Standard Life Aberdeen plc and its affiliates provide asset management and investment solutions for clients and customers worldwide.
The following table provides the name and principal occupation of the directors and executive officers of Aberdeen.  The address of each of the directors and executive officers as it relates to that person’s position with Aberdeen is Bow Bells House, 1 Bread Street, London, England, EC4M9HH.

Name	Principal Occupation*
Aberdeen Asset Management PLC	Secretary and Shareholder
Lisa Anne Bowley	Director
Jeffrey Lawrence Cotton	Chief Compliance Officer
Stephen Docherty	Director
David Campbell Fleming	Director
Andrew Arthur Laing	Director
Katherine Lyn Malcolm	Director
Gary Robert Marshall	Director
Andrew McCaffery	Director
Aron William Mitchell	Director
Mandy Jane Pike	Director and Chief Executive Officer

*None of the principal executive officers and directors of Aberdeen listed above have other principal employment other than their respective positions with Aberdeen or positions with Aberdeen affiliates.

Aberdeen currently does not advise any comparable funds that are registered under the 1940 Act.  Therefore, information with respect to the advisory fees charged by Aberdeen to comparable funds subject to the 1940 Act is not provided.

INFORMATION ABOUT THE FUND’S INVESTMENT ADVISORS
The Fund’s investment advisors serve as investment advisors with respect to the portion of Fund assets allocated to them, pursuant to separate investment advisory agreements.  The assets of the Fund currently are allocated by the Manager to the following investment advisors:

Global Evolution USA, LLC
Aberdeen Asset Managers Limited

Assets are allocated among investment advisors to provide diversification and to reduce the possible impact of any one investment advisor’s sub-par performance on the performance of the Fund.

PRINCIPAL UNDERWRITER AND AFFILIATED BROKERS

Resolute Investment Distributors, Inc. (“Resolute”) is the Fund’s principal underwriter.  Resolute is located at 220 East Las Colinas, Blvd., Suite 1200, Irving, Texas 75039.  The Fund did not pay any brokerage commissions to affiliated brokers during its most recently completed fiscal year.

*  *  *  *  *

By Order of the Board of Trustees, Rosemary K. Behan Secretary & Chief Legal Officer

August 20, 2018

AMERICAN BEACON FRONTIER MARKETS INCOME FUND
A Series of American Beacon Funds

220 East Las Colinas Boulevard, Suite 1200
Irving, Texas 75039

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT
August 20, 2018
This communication presents only an overview of the more complete Information Statement that is available to you on the Internet or by mail relating to American Beacon Frontier Markets Income Fund (“Fund”), a series of American Beacon Funds (“Trust”).  We encourage you to access and review all of the important information contained in the Information Statement.

On June 6, 2018, the Board of Trustees (“Trustees” or “Board”) of the Trust approved the hiring of Aberdeen Asset Managers Limited (“Aberdeen”) as an additional sub-advisor to the Fund.  Aberdeen is expected to begin managing a portion of the Fund’s assets on or about September 30, 2018.  The Fund’s remaining assets are managed by Global Evolution USA, LLC (“Global Evolution” and together with Aberdeen, the “Sub-Advisors”).  The appointment of Aberdeen has not resulted in any changes to the Fund’s investment objective or management fee rate paid by the Fund to American Beacon Advisors, Inc. (“Manager”), nor has the appointment of Aberdeen resulted in any material changes to the Fund’s principal investment strategies.  The aggregate management and investment advisory fee rate paid by the Fund to the Manager and the Sub-Advisors is the same as the aggregate management and investment advisory fee rate paid by the Fund prior to the appointment of Aberdeen and, therefore, has not increased.

Additional information about the Manager, Aberdeen, the investment advisory agreement among Aberdeen, the Manager and the Trust, on behalf of the Fund, dated June 14, 2018 (“Agreement”), and the Board’s approval of the Agreement is contained in the Information Statement.

Pursuant to an exemptive order that the Trust has received from the Securities and Exchange Commission, the Manager and the Trust, on behalf of the Fund, are permitted to enter into new or modified advisory agreements with existing or new unaffiliated sub-advisors with the approval of the Board, but without approval of Fund shareholders.  No action is required of you.  Therefore, We Are Not Asking You For a Proxy and You Are Requested Not To Send Us a Proxy.

This Notice of Internet Availability of the Information Statement (“Notice”) is being mailed on or about August 20, 2018 to the Fund’s shareholders of record as of July 31, 2018 (“Record Date”).  The Fund will bear the expenses incurred in connection with preparing and delivering this notification.  By sending this Notice, the Fund and the Trust are notifying you that they are making the Information Statement available to you online in lieu of mailing or sending you an email with a copy.  You may print and view the full Information Statement and the Fund’s most recent annual and semi-annual reports to shareholders on the Internet at www.americanbeaconfunds.com.  The Information Statement will be available on the website for at least 90 days after the date of this Notice.  A paper or email copy of the Information Statement and/or the Fund’s most recent annual and semi-annual reports to shareholders may be obtained, without charge, by contacting the Fund by phone at 1-800-658-5811, on the internet at www.americanbeaconfunds.com or by e-mail at americanbeaconfunds@ambeacon.com. If you would like to receive a paper or e-mail copy of the full Information Statement, you must request one by November 30, 2018. If you have any questions about this Notice, please contact your financial advisor (if applicable) or contact the Fund at the phone number provided above.

If you invest in the Fund through a financial institution and you share an address with other Fund shareholders, you will be delivered a single copy of this Notice, unless you have instructed your financial institution to deliver separate copies.  If you receive a single copy of this Notice and wish to request additional copies, please call 1-800-658-5811.  If you wish to receive separate copies of future mailings from your financial institution, please contact the financial institution through which you invest.

APPENDIX A

AMERICAN BEACON FRONTIER MARKETS INCOME FUND OUTSTANDING
SHARES
(As of July 31, 2018)

Frontier Markets Income Fund	A Class	C Class	Y Class	Institutional Class	Investor Class
Outstanding Shares	431,676	1,163,332	15,106,666	7,898,926	5,029,807
Dollar Value	$3,923,935	$10,539,795	$137,621,736	$71,880,233	$45,720,946

APPENDIX B

AMERICAN BEACON FRONTIER MARKETS INCOME FUND
BENEFICIAL OWNERS OF 5% OR MORE OF SHARES
AS OF JULY 31, 2018

Shareholder Address	Fund Percentage (listed if over 25%)	A CLASS	C CLASS	Institutional CLASS	Investor CLASS	Y CLASS
CHARLES SCHWAB & CO INC*					53.31%	22.53%
SPECIAL CUST A/C
EXCLUSIVE BENEFIT OF CUSTOMERS
ATTN MUTUAL FUNDS
101 MONTGOMERY ST
SAN FRANCISCO CA 94104-4151
LPL FINANCIAL*		14.55%		7.53%		7.57%
FBO CUSTOMER ACCOUNTS
ATTN MUTUAL FUNDS OPERATIONS
4707 EXECUTIVE DR
SAN DIEGO CA 92121-3091
NATIONAL FINANCIAL SERVICES LLC*				12.89%	7.99%	31.55%
FOR EXCLUSIVE BENEFIT OF OUR CUSTOMERS
ATTN MUTUAL FUNDS DEPT 4TH FLOOR
499 WASHINGTON BLVD
JERSEY CITY NJ 07310-1995
PERSHING LLC*		28.19%	23.29%	8.55%	14.38%
1 PERSHING PLZ
JERSEY CITY NJ 07399-0001
RAYMOND JAMES*		12.50%	12.55%			14.38%
OMNIBUS FOR MUTUAL FUNDS
ATTN COURTNEY WALLER
880 CARILLON PKWY
ST PETERSBURG FL 33716-1100
TD AMERITRADE INC FOR THE*				17.79%	20.07%
EXCLUSIVE BENEFIT OF OUR CLIENTS
PO BOX 2226
OMAHA NE 68103-2226
UBS WM USA*		15.85%	59.74%			18.26%
OMNI ACCOUNT M/F
SPEC CDY A/C EBOC UBSFSI
1000 HARBOR BLVD
WEEHAWKEN NJ 07086-6761
KEYBANK NA				6.73%
CHARITABLE MULTI ASSET FUND PRI USD
PO BOX 94871
CLEVELAND OH 44101-4871
KEYBANK NA				13.34%
CLE FDN FRONTIER MARKETS PRI USD
PO BOX 94871
CLEVELAND OH 44101-4871
* Denotes record owner of Fund shares only